Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

September 21, 2015

AutoNation, Inc.

200 SW 1st Avenue

Fort Lauderdale, FL 33301

Re:	AutoNation, Inc.

Registration Statement on Form S-3 (File No. 333-193972)

Ladies and Gentlemen:

We have acted as special counsel to AutoNation, Inc., a Delaware corporation (the “Company”), in connection with the public offering of (i) $300,000,000 aggregate principal amount of the Company’s 3.350% Senior Notes due 2021 (the “2021 Notes”), including the guarantees thereof (the “2021 Notes Guarantees”) by the subsidiary guarantors of the Company listed on Schedule I hereto (the “Guarantors”), which will be issued under the Indenture, dated as of April 14, 2010 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented and amended, with respect to the 2021 Notes, by the Supplemental Indenture, dated as of the date hereof, by and among the Company, the Guarantors and the Trustee (the “2021 Notes Supplemental Indenture” and, together with the Base Indenture, the “2021 Notes Indenture”) and (ii) $450,000,000 aggregate principal amount of the Company’s 4.500% Senior Notes due 2025 (the “2025 Notes” and, together with the 2021 Notes, the “Notes”), including the guarantees thereof (together with the 2021 Guarantees, the “Guarantees”) by the Guarantors, which will be issued under the Base Indenture, as supplemented and amended, with respect to the 2025 Notes, by the Supplemental Indenture, dated as of the date hereof, by and among the Company, the Guarantors and the Trustee (the “2025 Notes Supplemental Indenture” and, together with the Base Indenture, the “2025 Notes Indenture” and, together with the 2021 Notes Indenture, the “Indentures”). The Notes and the Guarantees are collectively referred to herein as the “Securities”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

AutoNation, Inc.

September 21, 2015

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-3 (File No. 333-193972) of the Company relating to the Securities and other securities of the Company filed with the Securities and Exchange Commission (the “Commission”) on February 14, 2014 under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b) executed copies of the Indentures;

(c) the certificate of Andrew Wamser, Treasurer and Vice President Investor Relations of the Company, dated the date hereof, setting forth the terms of the Securities issued under the Indenture;

(d) an executed copy of the Underwriting Agreement, dated September 16, 2015 (the “Underwriting Agreement”), among the Company, the Guarantors and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities LLC and SunTrust Robinson Humphrey, Inc., as representatives of the several underwriters named therein;

(e) the forms of global certificates evidencing the Notes (the “Note Certificates”) included in the Indentures;

(f) a copy of the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware as of August 18, 2015, and by the Assistant Secretary of the Company;

(g) a copy of the Bylaws of the Company, as amended and in effect as of the date hereof, as certified by the Assistant Secretary of the Company; and

(h) copies of certain resolutions of the Board of Directors of the Company, dated February 11, 2014 and September 11, 2015, and resolutions of the Pricing Committee thereof, dated September 16, 2015, as certified by the Assistant Secretary of the Company.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Guarantors and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, the Guarantors and others and of public officials.

AutoNation, Inc.

September 21, 2015

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) only with respect to the Company, the General Corporation Law of the State of Delaware, and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any law (other than Opined on Law) on the opinions stated herein. Insofar as the opinions expressed herein relate to matters governed by laws other than Opined on Law, we have assumed, without having made any independent investigation, that such laws do not affect the opinions set forth herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

The Indentures and the Note Certificates are referred to herein together as the “Transaction Agreements.”

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. When the Note Certificates are duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indentures, the Notes will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

2. When the Note Certificates are issued and delivered by the Company against payment therefor in accordance with the terms of the Underwriting Agreement and the Indentures, the Guarantees will constitute the valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) except to the extent expressly stated in the opinions contained herein, we do not express any opinion with respect to the effect on the opinions stated herein of (i) the

AutoNation, Inc.

September 21, 2015

compliance or noncompliance of any party to any of the Transaction Agreements with any laws, rules or regulations applicable to such party or (ii) the legal status or legal capacity of any party to any of the Transaction Agreements;

(c) except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreements, enforceable against such party in accordance with its terms;

(d) we do not express any opinion with respect to the enforceability of Section 9.01 of the 2021 Notes Supplemental Indenture or Section 9.01 of the 2025 Notes Supplemental Indenture to the extent that such sections provide that the obligations of the Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the 2021 Notes Indenture or the 2025 Notes Indenture, as applicable, or the effect thereof on the opinions herein stated;

(e) we do not express any opinion with respect to the enforceability of the provisions contained in Section 9.02 of the 2021 Notes Supplemental Indenture or Section 9.02 of the 2025 Notes Supplemental Indenture to the extent that such provisions limit the obligation of the Guarantors under the 2021 Notes Indenture or the 2025 Notes Indenture, as applicable, or any right of contribution of any party with respect to the obligations under the 2021 Notes Indenture or the 2025 Notes Indenture, as applicable;

(f) in rendering the opinion set forth in paragraph 1 above, we have assumed that the Trustee’s certificate of authentication of the Note Certificates have been manually signed by one of the Trustee’s authorized officers and that the Note Certificates conform to the specimens thereof examined by us; and

(g) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

(a) each Guarantor (i) is duly incorporated or formed, as applicable, and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization or formation, as applicable, and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization or formation, as applicable, in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements to which such Guarantor is a party;

AutoNation, Inc.

September 21, 2015

(b) each Guarantor has the corporate, limited liability company or limited partnership, as applicable, power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements to which such Guarantor is a party;

(c) each of the Transaction Agreements to which each Guarantor is party has been duly authorized, executed and delivered by all requisite corporate, limited liability company or limited partnership, as applicable, action on the part of such Guarantor;

(d) except to the extent expressly stated in the opinions contained herein with respect to the Company or the Guarantors, neither the execution and delivery by the Company or the Guarantors of the Transaction Agreements nor the performance by the Company or the Guarantors of its obligations under each of the Transaction Agreements: (i) conflicts or will conflict with the Organizational Documents of the Company or the organizational documents of any Guarantors, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or any Guarantor or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or any Guarantor or its property is subject, or violates or will violate any law, rule or regulation to which the Company or any Guarantor or its property is subject; and

(e) except to the extent expressly stated in the opinions contained herein with respect to the Company or the Guarantors, neither the execution and delivery by the Company or the Guarantors of the Transaction Agreements nor the nor the enforceability of each of the Transaction Agreements against the Company or the Guarantors requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

SCHEDULE I

GUARANTORS

7 Rod Real Estate North, a Limited Liability Company

7 Rod Real Estate South, a Limited Liability Company

Abraham Chevrolet-Miami, Inc.

Abraham Chevrolet-Tampa, Inc.

ACER Fiduciary, Inc.

AL F-L Motors, LLC

Albert Berry Motors, Inc.

Allison Bavarian

Allison Bavarian Holding, LLC

All-State Rent A Car, Inc.

American Way Motors, Inc.

AN Cadillac of WPB, LLC

AN Central Region Management, LLC

AN Chevrolet—Arrowhead, Inc.

AN CJ Valencia, Inc.

AN Collision Center FTL South, Inc.

AN Collision Center of Addison, Inc.

AN Collision Center of Las Vegas, Inc.

AN Collision Center of North Houston, Inc.

AN Collision Center of Sarasota, Inc.

AN Collision Center of Tempe, Inc.

AN Corporate Management Payroll Corp.

AN Corpus Christi GP, LLC

AN Corpus Christi Imports Adv. GP, LLC

AN Corpus Christi Imports Adv., LP

AN Corpus Christi Imports GP, LLC

AN Corpus Christi Imports II GP, LLC

AN Corpus Christi Imports II, LP

AN Corpus Christi Imports, LP

AN Corpus Christi Motors, Inc.

AN Corpus Christi T. Imports GP, LLC

AN Corpus Christi T. Imports, LP

AN County Line Ford, Inc.

AN Dealership Holding Corp.

AN F. Imports of Atlanta, LLC

AN F. Imports of Hawthorne Holding, LLC

AN F. Imports of Hawthorne, LLC

AN F. Imports of North Denver, LLC

AN F. Imports of North Phoenix, Inc.

AN F. Imports of Roseville Holding, LLC

AN F. Imports of Roseville, Inc.

AN Florida Region Management, LLC

AN Fort Myers Imports, LLC

AN Fremont Luxury Imports, Inc.

AN H. Imports of Atlanta, LLC

AN Imports of Ft. Lauderdale, Inc.

AN Imports of Seattle, Inc.

AN Imports of Spokane, Inc.

AN Imports of Stevens Creek Holding, LLC

AN Imports of Stevens Creek, Inc.

AN Imports on Weston Road, Inc.

AN Luxury Imports GP, LLC

AN Luxury Imports Holding, LLC

AN Luxury Imports of Coconut Creek, Inc.

AN Luxury Imports of Marietta, LLC

AN Luxury Imports of Palm Beach, Inc.

AN Luxury Imports of Pembroke Pines, Inc.

AN Luxury Imports of Phoenix, Inc.

AN Luxury Imports of San Diego, Inc.

AN Luxury Imports of Sanford, LLC

AN Luxury Imports of Sarasota, Inc.

AN Luxury Imports of Spokane, Inc.

AN Luxury Imports of Tucson, Inc.

AN Luxury Imports, Ltd.

AN Motors of Brooksville, Inc.

AN Motors of Dallas, Inc.

AN Motors of Delray Beach, Inc.

AN Motors of Englewood, Inc.

AN Motors of Ft. Lauderdale, Inc.

AN Motors of Memphis, Inc.

AN Motors of Pembroke, LLC

AN Motors of Scottsdale, LLC

AN Motors on Federal Highway, LLC

AN Motors on South Padre, Ltd.

AN Pontiac GMC Houston North GP, LLC

AN Pontiac GMC Houston North, LP

AN San Jose Luxury Imports Holdings, LLC

AN San Jose Luxury Imports, Inc.

AN Seattle Motors, Inc.

AN Subaru Motors, Inc.

AN T. Imports of Atlanta, LLC

AN Texas Region Management, Ltd.

AN Tucson Imports, LLC

AN Valencia Auto Imports, Inc.

AN West Central Region Management, LLC

AN Western Region Management, LLC

AN/CF Acquisition Corp.

AN/GMF, Inc.

AN/KPBG Motors, Inc.

AN/MF Acquisition Corp

AN/MNI Acquisition Corp.

AN/PF Acquisition Corp.

Anderson Chevrolet

Anderson Chevrolet Los Gatos, Inc.

Anderson Cupertino, Inc.

Appleway Chevrolet, Inc.

Atrium Restaurants, Inc.

Auto Ad Agency, Inc.

Auto Car Holding, LLC

Auto Car, Inc.

Auto Company IX, Inc.

Auto Company VI, Inc.

Auto Company VII, Inc.

Auto Company VIII, Inc.

Auto Company X, Inc.

Auto Company XI, Inc.

Auto Company XII, Inc.

Auto Company XIII, Inc.

Auto Company XIV, Inc.

Auto Company XIX, Inc.

Auto Company XL, Inc.

Auto Company XLI, Inc.

Auto Company XLII, Inc.

Auto Company XLIII, Inc.

Auto Company XLIV, Inc.

Auto Company XLV, Inc.

Auto Company XVII, Inc.

Auto Company XVIII, Inc.

Auto Company XXI, Inc.

Auto Company XXII, Inc.

Auto Company XXIII, Inc.

Auto Company XXIV, Inc.

Auto Company XXIX, Inc.

Auto Company XXV, Inc.

Auto Company XXVI, Inc.

Auto Company XXVII, Inc.

Auto Company XXVIII, Inc.

Auto Company XXX, Inc.

Auto Company XXXI, Inc.

Auto Company XXXII, Inc.

Auto Company XXXIII, Inc.

Auto Company XXXIV, Inc.

Auto Company XXXIX, Inc.

Auto Company XXXV, Inc.

Auto Company XXXVI, Inc.

Auto Company XXXVII, Inc.

Auto Company XXXVIII, Inc.

Auto Dealership III, LLC

Auto Dealership IV, LLC

Auto Dealership IX, LLC

Auto Dealership V, LLC

Auto Dealership VI, LLC

Auto Dealership VII, LLC

Auto Dealership VIII, LLC

Auto Dealership X, LLC

Auto Dealership XIX, LLC

Auto Dealership XX, LLC

Auto Dealership XXI, LLC

Auto Dealership XXII, LLC

Auto Dealership XXIII, LLC

Auto Dealership XXIV, LLC

Auto Dealership XXIX, LLC

Auto Dealership XXV, LLC

Auto Dealership XXVI, LLC

Auto Dealership XXVII, LLC

Auto Dealership XXVIII, LLC

Auto Dealership XXX, LLC

Auto Holding, LLC

Auto Mission Holding, LLC

Auto Mission Ltd.

Auto West, Inc.

Autohaus Holding, Inc.

AutoNation Benefits Company, Inc.

AutoNation Corporate Management, LLC

AutoNation Direct Nevada, Inc.

AutoNation Enterprises Incorporated

AutoNation Financial Services, LLC

AutoNation Fort Worth Motors, Ltd.

AutoNation GM GP, LLC

AutoNation Holding Corp.

AutoNation Imports of Katy GP, LLC

AutoNation Imports of Katy, L.P.

AutoNation Imports of Lithia Springs, LLC

AutoNation Imports of Longwood, Inc.

AutoNation Imports of Palm Beach, Inc.

AutoNation Imports of Winter Park, Inc.

AutoNation Motors Holding Corp.

AutoNation Motors of Lithia Springs, Inc.

AutoNation North Texas Management GP, LLC

AutoNation Northwest Management, LLC

AutoNation Orlando Venture Holdings, Inc.

AutoNation Realty Corporation

AutoNation USA of Perrine, Inc.

AutoNation V. Imports of Delray Beach, LLC

AutoNation.com, Inc.

Bankston Auto, Inc.

Bankston Chrysler Jeep of Frisco, L.P.

Bankston CJ GP, LLC

Bankston Ford of Frisco, Ltd. Co.

Bankston Nissan in Irving, Inc.

Bankston Nissan Lewisville GP, LLC

Bankston Nissan Lewisville, Ltd.

Bargain Rent-A-Car

Batfish, LLC

BBCSS, Inc.

Beach City Chevrolet Company, Inc.

Beach City Holding, LLC

Beacon Motors, Inc.

Bell Motors, LLC

Bellevue Automotive, Inc.

Bengal Motor Company, Ltd.

Bengal Motors, Inc.

Bill Ayares Chevrolet, LLC

Bledsoe Dodge, LLC

Bob Townsend Ford, Inc.

Body Shop Holding Corp.

BOSC Automotive Realty, Inc.

Brown & Brown Chevrolet - Superstition Springs, LLC

Brown & Brown Chevrolet, Inc.

Brown & Brown Nissan Mesa, LLC

Brown & Brown Nissan, Inc.

Buick Mart Limited Partnership

Bull Motors, LLC

C. Garrett, Inc.

Carlisle Motors, LLC

Carwell Holding, LLC

Carwell, LLC

Centennial Automotive, LLC

Cerritos Body Works Holding, LLC

Cerritos Body Works, Inc.

Champion Chevrolet Holding, LLC

Champion Chevrolet, LLC

Champion Ford, Inc.

Charlie Hillard, Inc.

Charlie Thomas Chevrolet GP, LLC

Charlie Thomas Chevrolet, Ltd.

Charlie Thomas Chrysler-Plymouth, Inc.

Charlie Thomas’ Courtesy GP, LLC

Charlie Thomas Courtesy Leasing, Inc.

Charlie Thomas F. GP, LLC

Charlie Thomas Ford, Ltd.

Charlie Thomas’ Courtesy Ford, Ltd.

Chesrown Auto, LLC

Chesrown Chevrolet, LLC

Chesrown Collision Center, Inc.

Chesrown Ford, Inc.

Chevrolet World, Inc.

Chuck Clancy Ford of Marietta, LLC

CJ Valencia Holding, LLC

Coastal Cadillac, Inc.

Consumer Car Care Corporation

Contemporary Cars, Inc.

Cook-Whitehead Ford, Inc.

Corporate Properties Holding, Inc.

Corpus Christi Collision Center, Inc.

Costa Mesa Cars Holding, LLC

Costa Mesa Cars, Inc.

Courtesy Auto Group, Inc.

Courtesy Broadway, LLC

Covington Pike Motors, Inc.

CT Intercontinental GP, LLC

CT Intercontinental, Ltd.

CT Motors, Inc.

D/L Motor Company

Deal Dodge of Des Plaines, Inc.

Dealership Properties, Inc.

Dealership Realty Corporation

Desert Buick-GMC Trucks, L.L.C.

Desert Chrysler-Plymouth, Inc.

Desert Dodge, Inc.

Desert GMC, L.L.C.

Dobbs Ford of Memphis, Inc.

Dobbs Ford, Inc.

Dobbs Mobile Bay, Inc.

Dobbs Motors of Arizona, Inc.

Don Mealey Chevrolet, Inc.

Don Mealey Imports, Inc.

Don-A-Vee Jeep Eagle, Inc.

Driver’s Mart Worldwide, Inc.

Eastgate Ford, Inc.

Ed Mullinax Ford, LLC

Edgren Motor Company, Inc.

Edgren Motor Holding, LLC

El Monte Imports Holding, LLC

El Monte Imports, Inc.

El Monte Motors Holding, LLC

El Monte Motors, Inc.

Emich Subaru West, LLC

Empire Services Agency, Inc.

Financial Services GP, LLC

Financial Services, Ltd.

First Team Automotive Corp.

First Team Ford of Manatee, Ltd.

First Team Ford, Ltd

First Team Jeep Eagle, Chrysler - Plymouth, Ltd.

First Team Management, Inc.

Fit Kit Holding, LLC

Fit Kit, Inc.

Florida Auto Corp.

Ford of Kirkland, Inc.

Fox Chevrolet, LLC

Fox Motors, LLC

Fred Oakley Motors, Inc.

Fremont Luxury Imports Holding, LLC

Ft. Lauderdale Nissan, Inc.

G.B. Import Sales & Service Holding, LLC

G.B. Import Sales & Service, LLC

GA CDJR Motors, LLC

GA Columbus Imports, LLC

GA F Imports, LLC

GA H Imports, LLC

GA HY Imports, LLC

Gene Evans Ford, LLC

George Sutherlin Nissan, LLC

Government Boulevard Motors, Inc.

Gulf Management, Inc.

Hayward Dodge, Inc.

Hillard Auto Group, Inc.

Hollywood Imports Limited, Inc.

Hollywood Kia, Inc.

Horizon Chevrolet, Inc.

House of Imports Holding, LLC

House of Imports, Inc.

Houston Auto M. Imports Greenway, Ltd.

Houston Auto M. Imports North, Ltd.

Houston Imports Greenway GP, LLC

Houston Imports North GP, LLC

HV Collision, LLC

HVA Imports, LLC

HVM Imports, LLC

HVS Motors, LLC

HVVW Motors, LLC

Irvine Imports Holding, LLC

Irvine Imports, Inc.

Irvine Toyota/Nissan/Volvo Limited Partnership

Jemautco, Inc.

Jerry Gleason Chevrolet, Inc.

Jerry Gleason Dodge, Inc.

Jim Quinlan Chevrolet Co.

Joe MacPherson Ford

Joe MacPherson Imports No. I

Joe MacPherson Infiniti

Joe MacPherson Infiniti Holding, LLC

Joe MacPherson Oldsmobile

John M. Lance Ford, LLC

J-R Advertising Company

J-R Motors Company North

J-R Motors Company South

JRJ Investments, Inc.

Kenyon Dodge, Inc.

King’s Crown Ford, Inc.

Kirkland Motors, Inc.

L.P. Evans Motors WPB, Inc.

L.P. Evans Motors, Inc.

Lance Children, Inc.

Leesburg Imports, LLC

Leesburg Motors, LLC

Les Marks Chevrolet, Inc.

Lew Webb’s Ford, Inc.

Lew Webb’s Irvine Nissan Holding, LLC

Lew Webb’s Irvine Nissan, Inc.

Lewisville Imports GP, LLC

Lewisville Imports, Ltd.

Lot 4 Real Estate Holdings, LLC

Luxury Orlando Imports, Inc.

MacHoward Leasing

MacHoward Leasing Holding, LLC

MacPherson Enterprises, Inc.

Magic Acquisition Corp.

Magic Acquisition Holding, LLC

Maitland Luxury Imports, Inc.

Marks Family Dealerships, Inc.

Marks Transport, Inc.

MC/RII, LLC

Mealey Holdings, Inc.

Metro Chrysler Jeep, Inc.

Midway Chevrolet, Inc.

Mike Hall Chevrolet, Inc.

Mike Shad Chrysler Plymouth Jeep Eagle, Inc.

Mike Shad Ford, Inc.

Miller-Sutherlin Automotive, LLC

Mission Blvd. Motors, Inc.

Mr. Wheels Holding, LLC

Mr. Wheels, Inc.

Mullinax East, LLC

Mullinax Ford North Canton, Inc.

Mullinax Ford South, Inc.

Mullinax Lincoln-Mercury, Inc.

Mullinax Used Cars, Inc.

Naperville Imports, Inc.

Newport Beach Cars Holding, LLC

Newport Beach Cars, LLC

Nichols Ford, Ltd.

Nichols GP, LLC

Nissan of Brandon, Inc.

Northpoint Chevrolet, LLC

Northwest Financial Group, Inc.

Ontario Dodge, Inc.

Oxnard Venture Holdings, Inc.

Payton-Wright Ford Sales, Inc.

Pembroke Motors, Inc.

Peyton Cramer Automotive

Peyton Cramer Automotive Holding, LLC

Peyton Cramer F. Holding, LLC

Peyton Cramer Ford

Peyton Cramer Infiniti

Peyton Cramer Infiniti Holding, LLC

Peyton Cramer Jaguar

Peyton Cramer Lincoln-Mercury

Peyton Cramer LM Holding, LLC

Pierce Automotive Corporation

Pierce, LLC

Pitre Chrysler-Plymouth-Jeep of Scottsdale, Inc.

Plains Chevrolet GP, LLC

Plains Chevrolet, Ltd.

PMWQ, Inc.

PMWQ, Ltd.

Port City Imports, Inc.

Prime Auto Resources, Inc.

Quality Nissan GP, LLC

Quality Nissan, Ltd.

Quinlan Motors, Inc.

R. Coop Limited

R.L. Buscher II, Inc.

R.L. Buscher III, Inc.

Real Estate Holdings, Inc.

Renton H Imports, Inc.

Republic DM Property Acquisition Corp.

Republic Resources Company

Republic Risk Management Services, Inc.

Resources Aviation, Inc.

RI Merger Corp.

RI/BB Acquisition Corp.

RI/BBNM Acquisition Corp.

RI/BRC Real Estate Corp.

RI/DM Acquisition Corp.

RI/Hollywood Nissan Acquisition Corp.

RI/LLC Acquisition Corp.

RI/RMC Acquisition GP, LLC

RI/RMC Acquisition, Ltd.

RI/RMP Acquisition Corp.

RI/RMT Acquisition GP, LLC

RI/RMT Acquisition, Ltd.

RI/WFI Acquisition Corporation

RKR Motors, Inc.

Roseville Motor Corporation

Roseville Motor Holding, LLC

Sahara Imports, Inc.

Sahara Nissan, Inc.

Saul Chevrolet Holding, LLC

SCM Realty, Inc.

Shamrock F. Holding, LLC

Shamrock Ford, Inc.

Six Jays LLC

SMI Motors Holding, LLC

SMI Motors, Inc.

South Broadway Motors, LLC

Southwest Motors of Denver, LLC

Spitfire Properties, Inc.

Star Motors, LLC

Steakley Chevrolet GP, LLC

Steakley Chevrolet, Ltd.

Steeplechase Motor Company

Steve Moore Chevrolet Delray, LLC

Steve Moore Chevrolet, LLC

Steve Moore’s Buy-Right Auto Center, Inc.

Stevens Creek Holding, LLC

Stevens Creek Luxury Imports Holding, LLC

Stevens Creek Luxury Imports, Inc.

Stevens Creek Motors, Inc.

Sunrise Nissan of Jacksonville, Inc.

Sunrise Nissan of Orange Park, Inc.

Sunset Pontiac-GMC Truck South, Inc.

Sunset Pontiac-GMC, Inc.

Superior Nissan, Inc.

Sutherlin Chrysler-Plymouth Jeep-Eagle, LLC

Sutherlin H. Imports, LLC

Sutherlin Imports, LLC

Sutherlin Nissan, LLC

Sutherlin Town Center, Inc.

Tartan Advertising, Inc.

Tasha Incorporated

Terry York Motor Cars Holding, LLC

Terry York Motor Cars, Ltd.

Texan Ford Sales, Ltd.

Texan Ford, Inc.

Texan Sales GP, LLC

Texas Management Companies LP, LLC

The Consulting Source, Inc.

The Pierce Corporation II, Inc.

Tinley Park A. Imports, Inc.

Tinley Park J. Imports, Inc.

Tinley Park V. Imports, Inc.

TN CDJR Motors, LLC

TN F Imports, LLC

Torrance Nissan Holding, LLC

Torrance Nissan, LLC

Tousley Ford, Inc.

Toyota Cerritos Limited Partnership

Triangle Corporation

T-West Sales & Service, Inc.

Valencia Auto Imports Holding, LLC

Valencia B. Imports Holding, LLC

Valencia B. Imports, Inc.

Valencia Dodge

Valencia Dodge Holding, LLC

Valencia H. Imports Holding, LLC

Valencia H. Imports, Inc.

Valley Chevrolet, LLC

Vanderbeek Motors Holding, LLC

Vanderbeek Motors, Inc.

Vanderbeek Olds/GMC Truck, Inc.

Vanderbeek Truck Holding, LLC

Village Motors, LLC

Vince Wiese Chevrolet, Inc.

Vince Wiese Holding, LLC

W.O. Bankston Nissan, Inc.

Wallace Dodge, LLC

Wallace Ford, LLC

Wallace Lincoln-Mercury, LLC

Wallace Nissan, LLC

Webb Automotive Group, Inc.

West Colorado Motors, LLC

West Colton Cars, Inc.

West Side Motors, Inc.

Westgate Chevrolet GP, LLC

Westgate Chevrolet, Ltd.

Westmont A. Imports, Inc.

Westmont B. Imports, Inc.

Westmont M. Imports, Inc.

Woody Capital Investment Company II

Woody Capital Investment Company III

Working Man’s Credit Plan, Inc.